UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2013

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 27, 2013, pursuant to an Asset Purchase Agreement dated May 25, 2013 by and among IXYS Corporation (the "Parent"), IXYS Intl Limited, an indirect wholly owned subsidiary of the Parent (the "Purchaser"), and Samsung Electronics Co., Ltd. (the "Seller"), the Purchaser completed the acquisition of certain assets of the Seller exclusively related to its 4-bit and 8-bit microcontroller business in exchange for approximately $50 million. The assets include products, inventories, intellectual property and other assets. Payment of the purchase price will occur in three installments, with the final payment due by December 31, 2014.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment not later than 71 days after the calendar date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment not later than 71 days after the calendar date this report on Form 8-K must be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

June 28, 2013	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President